Exhibit 32

COGENCO INTERNATIONAL, INC.

     Certification pursuant to 18 U.S.C. §1350 Principal Executive Officer and Principal Financial Officer

     To my knowledge: the quarterly report on Form 10-Q for the period ended September 30, 2008, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Cogenco International, Inc. for the periods presented.

November 13, 2008

/s/ David Brenman_______________ David W. Brenman, Chief Executive Officer and Chief Financial Officer